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                                                                   EXHIBIT 10.25

                             THIRD AMENDMENT TO THE
                     CLUBCORP EMPLOYEE STOCK OWNERSHIP TRUST

        This Amendment is made by ClubCorp, Inc., a Delaware corporation, formerly ClubCorp International, Inc. ("ClubCorp").

                              W I T N E S S E T H:

        WHEREAS, ClubCorp maintains the ClubCorp Employee Stock Ownership Plan, a restatement of the ClubCorp Stock Investment Plan ("Plan"), and the ClubCorp Employee Stock Ownership Trust ("Trust"); and

        WHEREAS, ClubCorp desires to amend the Trust in accordance with ClubCorp's agreement with the duly appointed trustees of the Trust ("Trustee") to provide that: (i) the Trustee may require ClubCorp to buy shares of ClubCorp stock from the Trust in the event funds are needed to fulfill specific obligations; (ii) the Trustee will act only as directed by the Plan Administrator, or any other individual authorized to act on behalf of the Plan with respect to investment of Trust assets in ClubCorp stock; (iii) the Trustee will be indemnified to the extent legally possible; and (iv) ClubCorp shall maintain in effect certain liability insurance for the benefit of the Trustee; and

        WHEREAS, the Trust may be amended by ClubCorp and the Trustee pursuant to the provisions of Article X of the Trust.

        NOW, THEREFORE, the Trust is amended as follows, effective upon execution of this amendment:

1. Section 1.2 of the Trust is amended by adding the following new paragraph at the end of existing Section 1.2 as follows:

                "This Trust is intended: (i) to qualify as part of an employee stock ownership plan under Code Section 4975(e)(7); (ii) to qualify as an eligible individual account plan under ERISA; and (iii) along with the Plan, to provide participants with the benefits reflecting the risks and rewards of equity ownership and not to provide a fixed retirement benefit."

2. Section 3.2 of the Trust is amended by deleting the final sentence in its entirety and replacing it as follows:

                "The Trustee shall have no power or duty to inquire whether the amount of contributions delivered to it by a Company is correct or complies with the terms of the Plan."

3. Section 4.2(j) of the Trust is deleted it in its entirety and the following is substituted in its place:

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                "(j) To borrow money from others, excluding the Trustee in its individual capacity, for the purposes of the Trust Fund, and upon such terms and conditions as the Trustee may deem proper, and for the sum so borrowed or advanced, the Trustee may issue its promissory note as Trustee and secure the repayment thereof by creating a lien upon any assets of the Trust Fund. However, notwithstanding any other provision of this Section, the Trustee may borrow from another party in interest only if a statutory or class exemption from the prohibited transaction rules covers the proposed transaction."

4. Section 4.3 of the Trust is deleted in its entirety and the following is substituted in its place:

                "4.3 Investment in Company Stock. In addition, the Trustee, as directed by the Plan Administrator, shall invest all Trust Fund assets attributable to the Plan (including, but not limited to cash dividends with respect to Company Stock held in the Trust Fund) in Company Stock and the Trustee shall retain, as directed by the Plan Administrator, until distributed, all contributions made in Company Stock (so long as such Company Stock is a qualifying employer security within the meaning of Section 407 of ERISA). Investment of Plan assets will be primarily in Company Stock. However, ongoing investments in Securities or Other Property may be maintained to the extent necessary or appropriate to provide liquidity needs, or as otherwise directed by the Plan Administrator. Notwithstanding the preceding sentence, the Trustee may temporarily invest all or a substantial portion of the Trust Fund other than in direct ownership of Company Stock, subject to reinvestment in Company Stock within a reasonable period, as directed by the Plan Administrator. The Trustee shall not be required to diversify the Trust Fund with respect to Company Stock held under this Section 4.3. To the extent that retained cash is not needed for current expenditures or to the extent that Company Stock is not available, the Trustee, pending the use of such retained cash for current expenditures or pending the availability of Company Stock, shall invest the Trust Fund in Securities or Other Property as defined in Section 2.15 hereof. In furtherance hereof, the Trustee may, as directed by the Plan Administrator and notwithstanding Section 4.2(j) borrow money from others, including, as directed by the Plan Administrator, loans from or guaranteed by the Company or any shareholder of the Company to finance the acquisition of Company Stock, provided that the proceeds of any such loan shall be used, within a reasonable time after such loan is made, only to purchase Company Stock or repay the loan or any prior loan, the proceeds of which were used to purchase Company Stock; and provided, further, that notwithstanding any amendment to or termination of the Plan which causes it to cease to qualify as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, no shares of Company Stock acquired with the proceeds of a loan pursuant to Section 8.16 of the Plan may be subject to a put, call or other option, or buy-sell or similar arrangement (other than as described in Subsections 5.9(h) or 5.9(j) of the Plan) while such shares are held by or when distributed from this Trust Fund; and provided, further, that any such loan shall bear a reasonable rate of interest and may be secured by a collateral pledge of the Company Stock so acquired; and provided, further, that no other Trust Fund

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        assets may be pledged as collateral by the Trustee, and no lender shall have recourse against any Trust Fund asset other than any Company Stock remaining subject to pledge; and provided, further, that any pledge of Company Stock must provide for the release of shares so pledged on a pro rata basis as principal and interest on such loan is repaid by the Trustee; and provided, further, that repayments of principal and interest on any loans shall be repaid by the Trustee (as directed by the Plan Administrator) only from (i) Employer Contributions in cash to the Trust, (ii) cash dividends, if any, received on any Company Stock unallocated to the Accounts of Participants, (iii) earnings attributable to such Company Stock, and (iv) Company Stock, given as collateral for a prior loan which is repaid with the proceeds of the current loan, or acquired with the proceeds of the current loan; and for the sum so borrowed or advanced, the Trustee may issue its promissory note as Trustee and secure the repayment thereof by creating a lien upon any assets of the Trust Fund."

5. Section 4.7 of the Trust is deleted in its entirety and the following is substituted in its place:

                "4.7 Voting of Company Stock, Proxies, etc The Trustee shall vote shares of Company Stock in accordance with the directions of the Plan Administrator or Participants, as provided in the Plan. The Trustee shall maintain a complete record of the manner in which shares of stock (including Company Stock) held as part of the Trust Fund are voted, unless the instrument appointing an Investment Manager with respect to such shares delegates to the Investment Manager the responsibility for so recording such voting, whether such shares are voted by the Trustee in the exercise of its investment direction with respect to such shares or upon the direction of a Participant, the Plan Administrator or an Investment Manager. If the Trustee votes such shares of stock (including Company Stock) in its discretion, it shall also maintain a record of the reasons for such vote."

6.      Article IV of the Trust is amended by adding the following new Section
4.9 to the end of Article IV as follows:

                "4.9 Sale of Shares. The Trustee has the right to require the Company (and the Company is obligated) to buy shares of Company Stock from the Trust; provided, however, that the rights of the Trustee to require the Company to purchase any shares of Company Stock, and the obligations of the Company to purchase any such shares of Company Stock, are subject to any restrictions on the purchase of shares of Company Stock which may be imposed by applicable laws of the State of Texas or the United States, and may only be exercised when needed by the Trustee
        (i) to fund the distribution in cash of a Participant's interest in the Plan which is held in Company Stock; (ii) to diversify a Participant's Account in accordance with Code Section 401(a)(28); (iii) to pay expenses incurred by the Trust; or (iv) to comply with directions from the Plan Administrator. The Trustee shall exercise its right to sell Company Stock to the Company described herein by first giving the Company thirty (30) days' written notice.

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                The per share purchase price of any shares of Company Stock repurchased by the Company pursuant to this Section shall be at a price which is at least equal to a value that constitutes "adequate consideration" within the meaning of ERISA Section 3(18), and no commission shall be charged. This repurchase price of any Company Stock shall be paid in cash and shall not be less than current fair market value.

                Notwithstanding any other provision hereof, this Section becomes inoperative if the Company Stock becomes readily tradable on an established exchange, so long as the Company causes the Company Stock as held by the Trust to be registered and/or takes other steps to permit stock held by the Trust to become readily tradable."

7. Section 5.1 of the Trust is amended by adding the following new sentence at the end of existing Section 5.1 as follows:

                "The Company will periodically provide the Trustee with a list of individuals authorized to act on behalf of the Plan, along with specimen signatures of each individual on such list. The Trustee shall be fully protected in relying upon written instructions by any such named individual. The Trustee shall have no responsibility for the administration of the Plan, including without limitation, the reporting and disclosure of information to Plan participants, the administration of claims determinations and appeals thereof, or the determination of individual account balances."

8. Section 6.5 of the Trust is deleted in its entirety and the following is substituted in its place:

                "6.5 Purchase of Liability Insurance. Notwithstanding any other provision of this Trust, the Company shall maintain in force, fiduciary insurance covering the Trustees on terms at least as favorable to Trustees as the policy currently in force (Executive Protection Policy, Policy Number 8113-81-87H DAL issued by Federal Insurance Company) and without limiting the preceding shall maintain such similar continuous coverage for any and all claims made relating to the Plan, regardless of the date incurred; provided however that the obligations described above are subject to such coverage: (i) being reasonably available on the market; and (ii) been obtainable at a reasonable cost. Notwithstanding any other provisions of this Section, the insurance obligation of the Employer under this Section will survive any removal or resignation of any Trustee or the termination of the Plan, but shall expire on the 6th anniversary of the termination of the Plan."

9. Section 6.7 of the Trust is amended by adding the following new subsections at the end of existing Section 6.7 as follows:

                "(a) The Employer agrees to advance to the Trustee any necessary defense costs incurred by the Trustee under this Section, to the extent legally permissible.

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        Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Employer on behalf of the Trustee in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Trustee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Employer as authorized in this Section.

                (b) In the event and to the extent not insured against by any insurance company pursuant to the provisions of any applicable insurance policy, each Employer shall indemnify the Trustee for all fines, penalties, liquidated damages, and excise taxes, as well as attorneys' fees and expenses, damages, claims, judgments, and amounts paid in settlement.

                (c) The indemnity by Employers will cover all actions taken at the direction of the Plan Administrator and for any inaction on items with respect to which the Plan Administrator is required to provide direction, but failed to do so. The indemnity will also cover all actions taken at the Trustee' discretion, including losses resulting from Trustee's negligence, fiduciary breach, or other fault, provided that the Trustee acted in good faith and did not engage in fraud or willful or intentional misconduct. Any such indemnity will be limited to what is legally permissible.

                (d) The Employers will provide separate counsel for each individual Trustee if any conflict develops among the Trustee that makes it unreasonable for all to be represented by joint counsel.

                (e) Notwithstanding any other provisions of this Section, the indemnity as provided by the Employers under this Section will survive any removal or resignation of any Trustee or the termination of the Plan.

                (f) This Section shall not be interpreted to restrict, limit, or supersede any indemnification rights the Trustee may be entitled to pursuant to the Company's by-laws, this Trust or any other written agreement."

10. Article VII of the Trust is deleted in its entirety and the following is substituted in its place:

                                  "ARTICLE VII
                              ACCOUNTS AND RECORDS

                The Trustee shall maintain true, accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. All accounts, books, and records relating thereto shall be open to inspection at all reasonable times and may be audited from time to time by any person designated by the Plan Administrator. Within ninety (90) days after the close of the fiscal year of the Trust Fund, within ninety (90) days after the removal or resignation of the Trustee, and from time to time as the Plan Administrator may direct, the Trustee shall file a

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        written account with the Plan Administrator which shall show: (i) the assets of the Trust Fund, as of the end of such period, and the cost and current value thereof as defined in ERISA Section 3(26); and (ii) all investments, receipts, disbursements, and other transactions effected by it during such fiscal year or other period for which such accounting is filed. Notwithstanding anything to the contrary contained herein, Company Stock shall be valued as of June 30 and December 31 (or such other valuation date as determined by the Plan Administrator pursuant to Plan Section 6.08) by an independent appraiser selected and retained by the Plan Administrator. In the event Company Stock becomes publicly traded, the foregoing sentence shall not apply. The Plan Administrator shall also be solely responsible for making a good faith determination of the fair market value of Company Stock whenever such a determination is required by ERISA. If, at the time such written account is to be filed, the Trust Fund contains assets which have no readily ascertainable fair market value, the Trustee shall be responsible for valuing only such of those readily ascertainable assets as were acquired by the Trustee in its discretion. Any such assets not acquired by the Trustee in its discretion shall be valued by the Plan Administrator. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within ninety (90) days from the date upon which the accounting is delivered to the Plan Administrator. Upon the expiration of ninety (90) days from the date of filing such account with the Plan Administrator or upon earlier specific approval thereof by the Plan Administrator, the Trustee, as between each Employer, the Plan Administrator, and the Trustee, shall be forever released and discharged from all liability as to all items and matters included in such accounting as if settled by the decree of a court of competent jurisdiction, except with respect to any such action or transaction to which the Plan Administrator shall within such ninety
        (90) day period, file written objections with the Trustee. The liability of Trustee to persons other than an Employer or the Plan Administrator shall be limited to actions under ERISA brought within the period permitted by law for the bringing of such action. Nothing herein contained, however, shall be deemed to preclude the Trustee of its right to have its accounts judicially settled by a court of competent jurisdiction."

        IN WITNESS WHEREOF, ClubCorp and the Trustees have caused this instrument to be executed.

                                        CLUBCORP, INC.

Date:  March 19, 2003                   By: /s/ Terry A. Taylor
     --------------------------            -------------------------------------
                                           Its: EVP
                                               ---------------------------------

                                    TRUSTEES:

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Date:
     --------------------------         ----------------------------------------
                                        Murray S. Siegel

Date:
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                                        James E. Maser

Date:
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                                        Jack Lupton

Date:
     --------------------------         ----------------------------------------
                                        Ken Baer

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